UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2012
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Group President Retirements

On October 8, 2012, Mr. Richard P. Lavin and Mr. Gerard R. Vittecoq, both Group Presidents of Caterpillar Inc. (the “Company”) notified the Company that they would be retiring effective December 31, 2012 and May 31, 2013, respectively.

As of the date of this Current Report on Form 8-K, the Company has not entered into any material plan, contract or arrangement to which either Mr. Lavin or Mr. Vittecoq is a party or in which either person participates, or any material amendment thereof, in connection with such retirement.

Group President and Chief Financial Officer Change

As a result of these retirements, on October 8, 2012, the Company’s Board of Directors (the “Board”) appointed Mr. Edward J. Rapp, currently Group President and Chief Financial Officer (“CFO”) of the Company, as the Group President responsible for Construction Industries (formerly Construction Industries & Growth Markets), replacing Mr. Lavin, effective January 1, 2013. Mr. Rapp will relocate to Singapore in the coming months. In consideration of Mr. Rapp’s new responsibilities and relocation, the Board elected Mr. Bradley M. Halverson as Group President and CFO of the Company with responsibility for Corporate Services, effective January 1, 2013.

Bradley M. Halverson

Mr. Halverson, 52, was elected to his current position as a Vice President of the Company in 2010 with responsibility for the Finance Services Division. As Vice President, his primary responsibilities included management and oversight of the accounting, finance, treasury and tax functions of the Company, reporting directly to Mr. Rapp. During his 25 year career, Mr. Halverson has held a number of positions with increasing responsibilities. After gaining auditing and tax experience with the former Price Waterhouse firm (now PricewaterhouseCoopers LLP), he joined the Company in 1988 as an accountant. In 1993, he moved to Geneva, Switzerland, as a strategy and planning consultant with Caterpillar Overseas, S.A. (“COSA”), and in 1995 was named the Controller for COSA with responsibility for financial reporting in EAME. Following Mr. Halverson’s return to the United States in 1996, he became the General Accounting & Finance Systems Manager, and from 1998 to 2002, he was the Business Resource Manager for the Company’s Engine Division. He was the Corporate Business Development Manager before becoming the Company’s Corporate Controller in December 2004, a position which he held until his election as Vice President for the Finance Services Division.

The Compensation Committee of the Board has approved, effective upon his becoming Group President and CFO on January 1, 2013, an annual base salary for Mr. Halverson of $661,872, an Executive Short-Term Incentive Plan target percentage of 100 percent of Mr. Halverson’s annual base salary and a Long-Term Cash Performance Plan target percentage of 110 percent of Mr. Halverson’s annual base salary.

Item 8.01.	Other Events

On October 8, 2012, the Board also elected Mr. D. James Umpleby III as a Group President of the Company with responsibility for Energy & Power Systems, replacing Mr. Vittecoq, effective January 1, 2013.

D. James Umpleby III

Mr. Umpleby, 54, was elected to his current position as a Vice President of the Company and President of Solar Turbines Incorporated (“Solar”), in 2010. During his 32 year career, Mr. Umpleby has held a number of positions with increasing responsibilities. Mr. Umpleby joined Solar in 1980 as an associate engineer and over the next fifteen years, he held various engineering and sales positions with responsibilities in the U.S. and Asia. In 1995, he became the Director of Power Systems Operations and Facility Manager of Solar’s Kearny Mesa gas turbine packaging facility. In 1997, he became a Solar Vice President with responsibility for customer services, followed by responsibilities as Vice President of Turbomachinery Products and Power Generation. In 2005, Mr. Umpleby assumed responsibilities as the General Manager, Global Services in the Product Support Division. He was named Solar’s Vice President for Oil and Gas in 2007, a position which he held until his election as Vice President of the Company and President of Solar.

The Board also elected Ms. Julie A. Lagacy as Vice President, Finance Services Division, replacing Mr. Halverson and Mr. Thomas Pellette as a Vice President of the Company and President of Solar, replacing Mr. Umpleby. These changes are effective January 1, 2013.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 12, 2012	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy